Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Larry J. Goddard
(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.
ANNOUNCES RESULTS FOR THE SECOND QUARTER
ENDED JUNE 30, 2009

Tontitown, Arkansas, July 30, 2009......P.A.M. Transportation Services, Inc. (NASDAQ:  PTSI) today reported net loss of $2,356,317 or diluted and basic loss per share of $0.25 for the quarter ended June 30, 2009, and net loss of $5,702,244 or diluted and basic loss per share of $0.61 for the six month period then ended. These results compare to a net loss of $1,331,719 or diluted and basic loss per share of $0.14, and net loss of $4,160,044 or diluted and basic loss per share of $0.43, respectively, for the three and six months ended June 30, 2008.

Operating revenues were $68,476,476 for the second quarter of 2009 compared to $110,929,472 for the second quarter of 2008. Operating revenues were $134,294,511 for the six months ended June 30, 2009 compared to $216,750,167 for the six months ended June 30, 2008.

Daniel H. Cushman, President of the Company, commented, “The P.T.S.I. team wants to thank Bob Weaver for his excellent contribution for many years of committed and valued service. While P.T.S.I. is clearly disappointed in our results for 2009, I begin my tenure as President and I feel confident, from a cost stand point, we are in good shape. There are always areas of improvement and new challenges that arise, but P.T.S.I. has done a commendable job managing the cost side of the business. As P.T.S.I. has expressed in recent Quarterly earnings statements, we have had the need to diversify as well as expand our position in the marketplace.

P.T.S.I. is well positioned for diversified growth with primary focus in retail, manufacturing, and consumer products industries. We have had great success in the past with our automotive partners. We plan to continue to nurture those relationships. P.T.S.I. has had very good success with our Mexico service offering and that will be a focus of strategic growth. Over the years P.T.S.I. has made acquisitions which have led to strong regional operations. East Coast Logistics offers nationwide transportation solutions for refrigerated and dry freight distribution needs. With the acquisition of Choctaw in the southwest, Decker in the midwest and northeast and Allen Freight in the southeast we have a strong asset presence in those markets. P.A.M. Transport has a strong asset presence in those markets as well, providing both support for the subsidiaries as well as serving numerous Fortune 500 companies. Another strategic growth market for P.T.S.I. is in the area of expedited services. As a result of P.T.S.I.’s long standing relationship in the automotive sector, we feel we are experienced, knowledgeable and well positioned to expand our services to other shippers in need of time sensitive transit. Lastly, P.A.M. Dedicated Services is well positioned to analyze customer’s book of business and offer optimized dedicated solutions though the use of our transportation management tools.

As has been noted by seemingly everyone in the industry, general economic conditions are weak, capacity is readily available, and shippers have commitments to existing carriers that they wisely choose to respect. That said, P.T.S.I. offers the portfolio of service that we believe shippers are looking for. We are asset based with strong regional and long haul operations. Our expedited services complimented by our intermodal and partner carrier relationships allow us to offer a quality service at a competitive cost.

I am tremendously excited about this opportunity and ask for your continued support.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenue, before fuel surcharge	$62,367,050	$84,679,919	$122,636,632	$171,125,119
Fuel surcharge	6,109,426	26,249,553	11,657,879	45,625,048
	68,476,476	110,929,472	134,294,511	216,750,167

Operating expenses and costs:
Salaries, wages and benefits	24,011,960	31,615,556	48,085,009	66,113,210
Fuel expense	14,631,554	43,124,281	27,636,277	80,547,225
Operating supplies and expenses	6,823,616	7,451,638	13,225,772	15,470,989
Rent and purchased transportation	9,544,575	10,841,916	18,620,406	20,361,938
Depreciation	8,569,755	9,298,110	17,380,058	18,285,168
Operating taxes and licenses	3,330,905	4,164,097	6,542,875	8,523,124
Insurance and claims	3,130,613	4,103,374	6,172,820	8,655,250
Communications and utilities	637,662	756,411	1,335,800	1,568,107
Other	1,291,954	1,118,372	2,449,538	2,501,963
Loss (gain) on disposition of equipment	67,501	(14,059)	24,252	219,740
Total operating expenses and costs	72,040,095	112,459,696	141,472,807	222,246,714

Operating loss	(3,563,619)	(1,530,224)	(7,178,296)	(5,496,547)

Interest expense	(629,268)	(532,157)	(1,292,923)	(1,100,769)
Non-operating income (expense)	199,880	(13,273)	(666,993)	(219,077)

Loss before income taxes	(3,993,007)	(2,075,654)	(9,138,212)	(6,816,393)
Income tax benefit	(1,636,690)	(743,935)	(3,435,968)	(2,656,349)

Net loss	$(2,356,317)	$(1,331,719)	$(5,702,244)	$(4,160,044)

Diluted loss per share	$(0.25)	$(0.14)	$(0.61)	$(0.43)

Average shares outstanding – Diluted	9,412,292	9,708,233	9,412,356	9,751,739

	Quarter ended June 30,		Six Months Ended June 30,
Truckload Operations	2009	2008	2009	2008

Total miles	42,912,482	57,598,248	83,490,826	119,673,202
Operating ratio*	107.12%	102.58%	107.35%	104.01%
Empty miles factor	8.51%	7.20%	8.32%	7.23%
Revenue per total mile, before fuel surcharge	$1.24	$1.30	$1.26	$1.28
Total loads	68,621	89,375	133,567	186,318
Revenue per truck per work day	$486	$578	$474	$587
Revenue per truck per week	$2,430	$2,890	$2,370	$2,935
Average company trucks	1,679	1,985	1,711	1,992
Average owner operator trucks	33	46	33	50

Logistics Operations
Total revenue	$9,112,546	$9,550,569	$17,732,534	$17,639,665
Operating ratio	97.48%	95.70%	96.91%	96.14%

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* Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.